                                                                     EXHIBIT 2.1

                           STOCK PURCHASE AGREEMENT

                          dated as of January 1, 1998

                                by and between

                         PROSOFT I-NET SOLUTIONS, INC.

                                      and

                                UDAY O. PABRAI

                              with respect to all

                         outstanding capital stock of

                          NET GURU TECHNOLOGIES, INC.

                               TABLE OF CONTENTS


         This Table of Contents is not part of the Agreement to which it is attached but is inserted for convenience only.

                                                                        Page No.
                                                                        --------
ARTICLE I..............................................................        1
     SALE OF SHARES AND CLOSING........................................        1
         1.01  Purchase and Sale.......................................        1
               -----------------
         1.02  Purchase Price..........................................        1
               --------------
         1.03  Closing.................................................        2
               -------
         1.04  Further Assurances; Post-Closing Cooperation............        2
               --------------------------------------------

ARTICLE II.............................................................        3
     REPRESENTATIONS AND WARRANTIES OF SELLER..........................        3
         2.01  Authority...............................................        3
               ---------
         2.02  Organization of the Company.............................        3
               ---------------------------
         2.03  Capital Stock...........................................        4
               -------------
         2.04  Subsidiaries............................................        4
               ------------
         2.05  No Conflicts............................................        4
               ------------
         2.06  Governmental Approvals and Filings......................        4
               ----------------------------------
         2.07  Books and Records.......................................        4
               -----------------
         2.08  Financial Statements....................................        5
               --------------------
         2.09  Absence of Changes......................................        5
               ------------------
         2.10  No Undisclosed Liabilities..............................        5
               --------------------------
         2.11  Legal Proceedings.......................................        5
               -----------------
         2.12  Compliance With Laws and Orders.........................        6
               -------------------------------
         2.13  Benefit Plans; ERISA....................................        6
               --------------------
         2.14  Real Property...........................................        7
               -------------
         2.15  Tangible Personal Property; Investment Assets...........        7
               ---------------------------------------------
         2.16  Intellectual Property Rights............................        8
               ----------------------------
         2.17  Contracts...............................................        9
               ---------
         2.18  Licenses................................................        9
               --------
         2.19  Insurance...............................................        9
               ---------
         2.20  Affiliate Transactions..................................       10
               ----------------------
         2.21  Employees; Labor Relations..............................       10
               --------------------------
         2.22  Substantial Customers and Suppliers.....................       10
               -----------------------------------
         2.23  Bank and Brokerage Accounts; Investment Assets..........       10
               ----------------------------------------------
         2.24  No Powers of Attorney...................................       11
               ---------------------
         2.25  Accounts Receivable.....................................       11
               -------------------
         2.26  Inventory...............................................       11
               ---------

         2.27  Brokers..................................................      11
               -------
         2.28  Taxes....................................................      11
               -----
         2.29  NGT Fr...................................................      12
               ------
         2.30  ICII.....................................................      12
               ----
         2.31  Disclosure...............................................      12
               ----------

ARTICLE III.............................................................      12
     REPRESENTATIONS AND WARRANTIES OF PURCHASER........................      12
         3.01  Organization.............................................      12
               ------------
         3.02  Authority................................................      12
               ---------

ARTICLE IV..............................................................      13
     COVENANTS OF SELLER................................................      13
         4.01  Regulatory and Other Approvals...........................      13
               ------------------------------
         4.02  Investigation by Purchaser...............................      13
               --------------------------
         4.03  No Solicitations.........................................      13
               ----------------
         4.04  Conduct of Business......................................      14
               -------------------
         4.05  Certain Restrictions.....................................      14
               --------------------
         4.06  Affiliate Transactions...................................      15
               ----------------------
         4.07  Books and Records........................................      15
               -----------------
         4.08  Noncompetition...........................................      15
               --------------
         4.09  Notice and Cure..........................................      16
               ---------------
         4.10  Fulfillment of Conditions................................      16
               -------------------------
         4.11  Employment Agreement.....................................      16
               --------------------
         4.12  Taxes....................................................      16
               -----

ARTICLE V...............................................................      17
     CONDITIONS TO OBLIGATIONS OF PURCHASER.............................      17
         5.01  Representations and Warranties...........................      17
               ------------------------------
         5.02  Performance..............................................      17
               -----------
         5.03  Orders and Laws..........................................      17
               ---------------
         5.04  Regulatory Consents and Approvals........................      17
               ---------------------------------
         5.05  Third Party Consents.....................................      18
               --------------------
         5.06  Opinion of Counsel.......................................      18
               ------------------
         5.07  Resignations of Directors and Officers...................      18
               --------------------------------------
         5.08  Proceedings..............................................      18
               -----------
         5.09  Employment Agreement.....................................      18
               --------------------

ARTICLE VI..............................................................      19
     CONDITIONS TO OBLIGATIONS OF SELLER................................      19
         6.01  Representations and Warranties...........................      19
               ------------------------------
         6.02  Performance..............................................      19
               -----------

ARTICLE VII.............................................................      19
     SURVIVAL OF REPRESENTATIONS, WARRANTIES, COVENANTS AND AGREEMENTS..      19
         7.01  Survival of Representations, Warranties, Covenants and
               ------------------------------------------------------
               Agreements...............................................      19
               ----------

ARTICLE VIII............................................................      19
     INDEMNIFICATION....................................................      19
         8.01  Indemnification..........................................      19
               ---------------

ARTICLE IX..............................................................      20
     DEFINITIONS........................................................      20
         9.01  Definitions..............................................      20
               -----------

ARTICLE X...............................................................      25
     MISCELLANEOUS......................................................      25
         10.01 Notices..................................................      25
               -------
         10.02 Entire Agreement.........................................      26
               ----------------
         10.03 Expenses.................................................      26
               --------
         10.04 Public Announcements.....................................      27
               --------------------
         10.05 Confidentiality..........................................      27
               ---------------
         10.06 Waiver...................................................      27
               ------
         10.07 Amendment................................................      28
               ---------
         10.08 No Third Party Beneficiary...............................      28
               --------------------------
         10.09 No Assignment; Binding Effect............................      28
               -----------------------------
         10.10 Headings.................................................      28
               --------
         10.11 Consent to Jurisdiction and Service of Process...........      28
               ----------------------------------------------
         10.12 Invalid Provisions.......................................      29
               ------------------
         10.13 Governing Law............................................      29
               -------------
         10.14 Counterparts.............................................      29
               ------------

                                   EXHIBITS

                   EXHIBIT A    Opinion of Counsel to Seller
                   EXHIBIT B    Form of Employment Agreement

     This STOCK PURCHASE AGREEMENT dated as of January 1, 1998 is made and entered into by and between PROSOFT I-NET SOLUTIONS, INC., a Nevada corporation ("Purchaser"), and UDAY O. PABRAI , an individual ("Seller"). Capitalized terms
  ---------                                         ------
not otherwise defined herein have the meanings set forth in Section 9.01.
                                                            ------------

    WHEREAS, Seller owns One Thousand (1,000) shares of common stock, par value $1.00 per share, of NET GURU TECHNOLOGIES, INC., an Illinois corporation (the "Company"), constituting all issued and outstanding shares of capital stock of
 -------
the Company (such shares being referred to herein as the "Shares"); and
                                                          ------

     WHEREAS, Seller desires to sell, and Purchaser desires to purchase, the Shares on the terms and subject to the conditions set forth in this Agreement;

     NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                                   ARTICLE I

                          SALE OF SHARES AND CLOSING

     1.01  Purchase and Sale.  Seller agrees to sell to Purchaser, and Purchaser
           -----------------
agrees to purchase from Seller, all of the right, title and interest of Seller in and to the Shares at the Closing on the terms and subject to the conditions set forth in this Agreement.

     1.02  Purchase Price.  The aggregate purchase price for the Shares is
           --------------
$2,700,000.00 (the "Purchase Price"), payable at the Closing in the manner
                    --------------
provided in Section 1.03 as follows: (a) $1,000,000.00, in immediately available
            ------------
United States funds and (b) 152,809 shares of Purchaser's common stock (the "Purchaser Shares").
 ----------------

     The Purchaser Shares shall be restricted such that they may only be sold, transferred, assigned, hypothecated, encumbered or otherwise traded by Seller as follows: (a) 50,936 of the Purchaser Shares will become freely traded from and after the first anniversary of the Closing Date; (b) 50,936 of the Purchaser Shares will become freely traded from and after the second anniversary of the Closing Date; and (c) 50,937 of the Purchaser Shares will become freely traded from and after the third anniversary of the Closing Date. Purchaser may place such legends on the certificates representing the Purchaser Shares as Purchaser deems necessary with respect to the foregoing restrictions and Purchaser and Seller shall enter into such other agreements as Purchaser deems reasonably necessary to affect the foregoing restrictions. Seller may elect, by delivering at least 30 days' advance written notice to Purchaser specifying the number of Shares to be sold and the proposed closing date for such sale, to sell all or a portion of the Purchaser Shares back to Purchaser at a price of $11.125 per shares as follows: (a) up to 50,936 of the Purchaser Shares may be sold back to Purchaser by Seller from and after the first anniversary of the Closing Date up to and including the second anniversary of the Closing Date; (b) up to an additional 50,936 of the Purchaser Shares may be sold back to Purchaser by Seller from and after the second anniversary of the Closing Date up to and including the third anniversary of the Closing Date; and (c) up to 50,937 of the Purchaser Shares may be sold back to Purchaser by Seller from and after the third anniversary of the Closing Date up to and including the fourth anniversary of the Closing Date.

     In the event (a) a transaction is consummated in which substantially all of Purchaser's assets or stock are acquired or (b) Seller's death, the restrictions on the Purchaser Shares set forth in this Section 1.02 shall no longer be
                                          ------------
applicable with respect to all the Purchaser Shares.

     1.03  Closing.  The Closing will take place in Dallas, Texas, at such
           -------
specific location as Purchaser shall designate, at 10:00 A.M. local time, on the Closing Date. At the Closing, Purchaser will pay the cash portion of the Purchase Price by wire transfer of immediately available funds to such account as Seller may reasonably direct by written notice delivered to Purchaser by Seller at least two (2) Business Days before the Closing Date and Purchaser shall deliver the certificates representing the Purchaser Shares to Seller. Simultaneously, Seller will assign and transfer to Purchaser all of Seller's right, title and interest in and to the Shares by delivering to Purchaser a certificate or certificates representing the Shares, in genuine and unaltered form, duly endorsed in blank or accompanied by duly executed stock powers endorsed in blank, with requisite stock transfer tax stamps, if any, attached. At the Closing, there shall also be delivered to Purchaser the opinions, and certificates and other Contracts, documents and instruments to be delivered under Article V.
      ---------

     1.04  Further Assurances; Post-Closing Cooperation.
           --------------------------------------------

     (a) At any time or from time to time after the Closing, Seller shall execute and deliver to Purchaser such other documents and instruments, provide such materials and information and take such other actions as Purchaser may reasonably request more effectively to vest title to the Shares in Purchaser and, to the full extent permitted by Law, to put Purchaser in actual possession and operating control of the Company and its Assets and Properties and Books and Records, and otherwise to cause Seller to fulfill its obligations under this Agreement.

     (b) Following the Closing, Seller will afford Purchaser, its counsel and its accountants, during normal business hours, reasonable access to the books, records and other data relating to the Business or Condition of the Company in its possession with respect to periods prior to the Closing and the right to make copies and extracts therefrom, to the extent that such access may be reasonably required by Purchaser in connection with (i) the preparation of tax returns, (ii) the determination or enforcement of rights and obligations under this Agreement, (iii) compliance with the requirements of any Governmental or Regulatory Authority, (iv) the determination or enforcement of the rights and obligations of any party to this Agreement or (v) in connection with any actual or threatened Action or Proceeding.

     (c) If, in order properly to prepare its tax returns, other documents or reports required to be filed with Governmental or Regulatory Authorities or its financial statements or to fulfill its obligations hereunder, it is necessary that a party be furnished with additional information, documents or records relating to the Business or Condition of the Company not referred to in paragraph (b) above, and such information, documents or records are in the possession or control of the other party, such other party shall use its best efforts to furnish or make available such information, documents or records (or copies thereof) at the recipient's request, cost and expense. Any information obtained by Seller in accordance with this paragraph shall be held confidential by Seller in accordance with Section 10.05.
                             -------------

     (d) Notwithstanding anything to the contrary contained in this Section, if the parties are in an adversarial relationship in litigation or arbitration, the furnishing of information, documents or records in accordance with any provision of this Section shall be subject to applicable rules relating to discovery.

                                  ARTICLE II

                   REPRESENTATIONS AND WARRANTIES OF SELLER

     Seller hereby represents and warrants to Purchaser as follows:

     2.01  Authority.  This Agreement has been duly and validly executed and
           ---------
delivered by Seller and constitutes a legal, valid and binding obligation of Seller enforceable against Seller in accordance with its terms.

     2.02  Organization of the Company.  The Company is a corporation duly
           ---------------------------
organized, validly existing and in good standing under the Laws of the State of Illinois, and has full corporate power and authority to conduct its business as and to the extent now conducted and to own, use and lease its Assets and Properties. Section 2.02 of the Disclosure Schedule lists all lines of business
            ---------------------------------------
in which the Company is participating or engaged. The Company is duly qualified, licensed or admitted to do business and is in good standing in those jurisdictions specified in Section 2.02 of the Disclosure Schedule, which are
                           ---------------------------------------
the only jurisdictions in which the ownership, use or leasing of its Assets and Properties, or the conduct or nature of its business, makes such qualification, licensing or admission necessary, except for those jurisdictions in which the adverse effects of all such failures by the Company and the Subsidiaries to be qualified, licensed or admitted and in good standing can in the aggregate be eliminated without material cost or expense by the Company or a Subsidiary, as the case may be, becoming qualified or admitted and in good standing. The name of each director and officer of the Company on the date hereof, and the position with the Company held by each, are listed in Section 2.02 of the Disclosure
                                             ------------------------------
Schedule. Seller has prior to the execution of this Agreement delivered to
--------
Purchaser true and complete copies of the articles of incorporation and by-laws of the Company as in effect on the date hereof.

     2.03  Capital Stock.  The authorized capital stock of the Company consists
           -------------
solely of Ten Thousand (10,000) shares of Common Stock, of which only the Shares have been issued. The Shares are duly authorized, validly issued, outstanding, fully paid and nonassessable. Seller owns the Shares, beneficially and of record, free and clear of all Liens. Except for this Agreement, there are no outstanding Options with respect to the Company. The delivery of a certificate or certificates at the Closing representing the Shares in the manner provided in
Section 1.03 will transfer to Purchaser good and valid title to the Shares, free
------------
and clear of all Liens.

     2.04  Subsidiaries.  The Company does not have, nor has it ever had, any
           ------------
Subsidiaries.

     2.05  No Conflicts.  The execution and delivery by Seller of this Agreement
           ------------
does not, and the performance by Seller of its obligations under this Agreement and the consummation of the transactions contemplated hereby will not:

     (a) Conflict with or result in a violation or breach of any of the terms, conditions or provisions of the articles of incorporation or by-laws (or other comparable corporate charter documents) of the Company;

     (b) Conflict with or result in a violation or breach of any term or provision of any Law or Order applicable to Seller or the Company or any of their respective Assets and Properties; or

     (c) (i) Conflict with or result in a violation or breach of, (ii) constitute (with or without notice or lapse of time or both) a default under,
(iii) require Seller or the Company to obtain any consent, approval or action of, make any filing with or give any notice to any Person as a result or under the terms of, (iv) result in or give to any Person any right of termination, cancellation, acceleration or modification in or with respect to, (v) result in or give to any Person any additional rights or entitlement to increased, additional, accelerated or guaranteed payments under, or (vi) result in the creation or imposition of any Lien upon Seller or the Company or any of their respective Assets and Properties under, any Contract or License to which Seller or the Company is a party or by which any of their respective Assets and Properties is bound.

     2.06  Governmental Approvals and Filings.  No consent, approval or action
           ----------------------------------
of, filing with or notice to any Governmental or Regulatory Authority on the part of Seller or the Company is required in connection with the execution, delivery and performance of this Agreement or the consummation of the transactions contemplated hereby.

     2.07  Books and Records.  The minute books and other similar records of the
           -----------------
Company as made available to Purchaser prior to the execution of this Agreement contain a true and complete record, in all material respects, of all action taken at all meetings and by all written consents in lieu of meetings of the stockholders, the boards of directors and committees of the board of directors of the Company. The stock transfer ledgers and other similar records of the Company as made available to Purchaser prior to the execution of this Agreement accurately reflect all record transfers prior to the execution of this Agreement in the capital stock of the Company. The Company does not have any of its Books and Records recorded, stored, maintained, operated or otherwise wholly or partly dependent upon or held by any means (including any electronic, mechanical or photographic process, whether computerized or not) which (including all means of access thereto and therefrom) are not under the exclusive ownership and direct control of the Company.

     2.08  Financial Statements.  Prior to the execution of this Agreement,
           --------------------
Seller has delivered to Purchaser true and complete copies of the following financial statements:

     (a) The unaudited balance sheets of the Company as of December 31, 1994, 1995 and 1996, and the related unaudited consolidated statements of operations, stockholders' equity and cash flows for each of the fiscal years then ended; and

     (b) The unaudited balance sheets of the Company as of September 30, 1997 and the related unaudited consolidated statements of operations, stockholders' equity and cash flows for the portion of the fiscal year then ended.

All such financial statements (i) were prepared in accordance with GAAP, (ii) fairly present the financial condition and results of operations of the Company as of the respective dates thereof and for the respective periods covered thereby, and (iii) were compiled from the Books and Records of the Company regularly maintained by management and used to prepare the financial statements of the Company in accordance with the principles stated therein. The Company has maintained its respective Books and Records in a manner sufficient to permit the preparation of financial statements in accordance with GAAP.

     2.09  Absence of Changes.  Except for the execution and delivery of this
           ------------------
Agreement and the transactions to take place pursuant hereto on or prior to the Closing Date, since December 31, 1996, there has not been any material adverse change, or any event or development which, individually or together with other such events, could reasonably be expected to result in a material adverse change, in the Business or Condition of the Company.

     2.10  No Undisclosed Liabilities.  Except as reflected or reserved against
           --------------------------
in the balance sheet included in the Financial Statements, there are no Liabilities against, relating to or affecting the Company or any of its respective Assets and Properties, other than Liabilities (i) incurred in the ordinary course of business consistent with past practice and (ii) which, individually or in the aggregate, are not material to the Business or Condition of the Company.

     2.11  Legal Proceedings.
           -----------------

     (a) There are no Actions or Proceedings pending or, to the Knowledge of Seller, threatened against, relating to or affecting Seller or the Company or any of their respective Assets and Properties which (i) could reasonably be expected to result in the issuance of an Order restraining, enjoining or otherwise prohibiting or making illegal the consummation of any of the transactions contemplated by this Agreement or otherwise result in a material diminution of the benefits contemplated by this Agreement to Purchaser, or (ii) if determined adversely to Seller or, the Company, could reasonably be expected to result in (x) any injunction or other equitable relief against the Company that would interfere in any material respect with its business or operations or (y) Losses by the Company, individually or in the aggregate with Losses in respect of other such Actions or Proceedings, exceeding $25,000.00;

     (b) There are no facts or circumstances Known to Seller that could reasonably be expected to give rise to any Action or Proceeding that would be required to be disclosed pursuant to clause (a) above; and

     (c)   There are no Orders outstanding against the Company.

     2.12  Compliance With Laws and Orders.  The Company is not, nor has at any
           -------------------------------
time been, nor has it received any notice that it is nor has at any time been, in violation of or in default under, in any material respect, any Law or Order applicable to the Company or any of its Assets and Properties.

     2.13  Benefit Plans; ERISA.
           --------------------

     (a)   Section 2.13 of the Disclosure Schedule (i) contains a true and
           ---------------------------------------
complete list and description of each of the Benefit Plans, (ii) identifies each of the Benefit Plans that is a Qualified Plan, (iii) identifies each Benefit Plan which at any time during the five-year period preceding the date of this Agreement was a Defined Benefit Plan and (iv) lists, describes and identifies each other Plan maintained, established, sponsored or contributed to by an ERISA Affiliate, or any predecessor thereof, which, during the five-year period preceding the date of this Agreement, was at any time a Defined Benefit Plan. The Company has not scheduled or agreed upon future increases of benefit levels (or creations of new benefits) with respect to any Benefit Plan, and no such increases or creation of benefits have been proposed, made the subject of representations to employees or requested or demanded by employees under circumstances which make it reasonable to expect that such increases will be granted. No loan is outstanding between the Company and any employee.

     (b) Neither the Company, any ERISA Affiliate nor any other corporation or organization controlled by or under common control with any of the foregoing within the meaning of Section 4001 of ERISA has at any time contributed to any "multiemployer plan", as that term is defined in Section 4001 of ERISA.

     (c) Neither Seller nor the Company is in default in performing any of its contractual obligations under any of the Benefit Plans or any related trust agreement or insurance contract. All contributions and other payments required to be made by Seller, the Company or any Subsidiary to any Benefit Plan with respect to any period ending before or at or including the Closing Date have been made or reserves adequate for such contributions or other payments have been or will be set aside therefor and have been or will be reflected in Financial Statements in accordance with GAAP. There are no material outstanding liabilities of any Benefit Plan other than liabilities for benefits to be paid to participants in such Benefit Plan and their beneficiaries in accordance with the terms of such Benefit Plan.

     (d) No event has occurred, and there exists no condition or set of circumstances in connection with any Benefit Plan, under which the Company, directly or indirectly (through any indemnification agreement or otherwise), could reasonably be expected to be subject to any risk of material liability under Section 409 of ERISA, Section 502(i) of ERISA, Title IV of ERISA or
Section 4975 of the Code.

     2.14  Real Property.
           -------------

     (a)   Section 2.14 of the Disclosure Schedule contains a true and correct
           ---------------------------------------
list of each parcel of real property leased by the Company (as lessor or lessee). The Company owns no real property.

     (b) The Company has a valid and subsisting leasehold estate in and the right to quiet enjoyment of the real properties leased by it for the full term of the lease thereof. Each lease referred to in paragraph (a) above is a legal, valid and binding agreement, enforceable in accordance with its terms, of the Company and of each other Person that is a party thereto, and except as set forth in Section 2.14 of the Disclosure Schedule, there is no, and the Company
         ---------------------------------------
has received no notice of any, default (or any condition or event which, after notice or lapse of time or both, would constitute a default) thereunder. The Company owes no brokerage commissions with respect to any such leased space.

     (c) Seller has delivered to Purchaser prior to the execution of this Agreement true and complete copies of all such leases (including any amendments and renewal letters).

     (d)   The improvements on the real property identified in Section 2.14 of
                                                               ---------------
the Disclosure Schedule are in good operating condition and in a state of good
-----------------------
maintenance and repair, ordinary wear and tear excepted, are adequate and suitable for the purposes for which they are presently being used and, to the Knowledge of Seller, there are no condemnation or appropriation proceedings pending or threatened against any of such real property or the improvements thereon.

     2.15  Tangible Personal Property; Investment Assets.
           ---------------------------------------------

     (a) The Company is in possession of and has good title to, or has valid leasehold interests in or valid rights under Contract to use, all tangible personal property used in or reasonably necessary for the conduct of their business, including all tangible personal property reflected on the balance sheet included in December 31, 1996 and tangible personal property acquired since the Financial Statement Date other than property disposed of since such date in the ordinary course of business consistent with past practice. All such tangible personal property is free and clear of all Liens, other than Permitted Liens, and is in good working order and condition, ordinary wear and tear excepted, and its use complies in all material respects with all applicable Laws.

     (b)   Section 2.15 of the Disclosure Schedule describes each Investment
           ---------------------------------------
Asset owned by the Company or any Subsidiary on the date hereof. All such Investment Assets are owned by the Company free and clear of all Liens other than Permitted Liens.

     2.16  Intellectual Property Rights.  The Company has interests in or use
           ----------------------------
only the Intellectual Property disclosed in Section 2.16 of the Disclosure
                                            ------------------------------
Schedule, each of which the Company either has all right, title and interest in
--------
or a valid and binding right under Contract to use. No other Intellectual Property is used or necessary in the conduct of the business of the Company. Except as disclosed in Section 2.16 of the Disclosure Schedule, (i) the Company
                       ---------------------------------------
has the exclusive right to use the Intellectual Property disclosed in Section
                                                                      -------
2.16 of the Disclosure Schedule, (ii) all registrations with and applications to
-------------------------------
Governmental or Regulatory Authorities in respect of such Intellectual Property are valid and in full force and effect and are not subject to the payment of any Taxes or maintenance fees or the taking of any other actions by the Company to maintain their validity or effectiveness except for prosecution of the ten pending federal service mark applications (nine of which appear ready for publication) listed in Section 2.16 of the Disclosure Schedule, (iii) there are
                       ---------------------------------------
no restrictions on the direct or indirect transfer of any Contract, or any interest therein, held by the Company in respect of such Intellectual Property,
(iv) Seller has delivered to Purchaser prior to the execution of this Agreement documentation with respect to any invention, process, design, computer program or other know-how or trade secret included in such Intellectual Property, which documentation is accurate in all material respects and reasonably sufficient in detail and content to identify and explain such invention, process, design, computer program or other know-how or trade secret and to facilitate its full and proper use without reliance on the special knowledge or memory of any Person, (v) the Company has taken reasonable security measures to protect the secrecy, confidentiality and value of their trade secrets, (vi) the Company is not, nor has it received any notice that it is, in default (or with the giving of notice or lapse of time or both, would be in default) under any Contract to use such Intellectual Property and (vii) except as disclosed in Section 2.16 of
                                                                ---------------
the Disclosure Schedule, to the Knowledge of Seller, no such Intellectual
-----------------------
Property is being infringed by any other Person. Neither Seller nor the Company has received notice that the Company is infringing any Intellectual Property of any other Person, no claim is pending or, to the Knowledge of Seller, has been made to such effect that has not been resolved and, to the Knowledge of Seller, neither the Company nor Seller is infringing any Intellectual Property of any other Person.

     2.17  Contracts.
           ---------

     (a)   Section 2.17 of the Disclosure Schedule (with paragraph references
           ---------------------------------------
corresponding to those set forth below) contains a true and complete list of each Contract or other arrangement (true and complete copies or, if none, reasonably complete and accurate written descriptions of which, together with all amendments and supplements thereto and all waivers of any terms thereof, have been delivered to Purchaser prior to the execution of this Agreement), to which the Company is a party or by which any of its Assets and Properties is bound.

     (b)   Each Contract disclosed in Section 2.17 of the Disclosure Schedule is
                                      ---------------------------------------
in full force and effect and constitutes a legal, valid and binding agreement, enforceable in accordance with its terms, of each party thereto; and neither the Company, nor, to the Knowledge of Seller, any other party to such Contract is, or has received notice that it is, in violation or breach of or default under any such Contract (or with notice or lapse of time or both, would be in violation or breach of or default under any such Contract) in any material respect.

     2.18  Licenses.  Section 2.18 of the Disclosure Schedule contains a true
           --------   ---------------------------------------
and complete list of all Licenses used in and material, individually or in the aggregate, to the business or operations of the Company (and all pending applications for any such Licenses), setting forth the grantor, the grantee, the function and the expiration and renewal date of each. Prior to the execution of this Agreement, Seller has delivered to Purchaser true and complete copies of all such Licenses. Except as disclosed in Section 2.18 of the Disclosure
                                          ------------------------------
Schedule:
--------

     (i) The Company owns or validly holds all Licenses that are material, individually or in the aggregate, to its business or operations;

     (ii)  Each License listed in Section 2.18 of the Disclosure Schedule is
                                  ---------------------------------------
  valid, binding and in full force and effect; and

     (iii) The Company is not, nor has it received any notice that it is, in default (or with the giving of notice or lapse of time or both, would be in default) under any such License.

     2.19  Insurance.  Section 2.19 of the Disclosure Schedule contains a true
           ---------   ---------------------------------------
and complete list (including the names and addresses of the insurers, the names of the Persons to whom such policies have been issued, the expiration dates thereof, the annual premiums and payment terms thereof, whether it is a "claims made" or an "occurrence" policy and a brief description of the interests insured thereby) of all liability, property, workers' compensation, directors' and officers' liability and other insurance policies currently in effect that insure the business, operations or employees of the Company or affect or relate to the ownership, use or operation of any of the Assets and Properties of the Company and that (i) have been issued to the Company or (ii) have been issued to any Person (other than the Company) for the benefit of the Company. The insurance coverage provided by any of the policies described in clause (i) above will not terminate or lapse by reason of the transactions contemplated by this Agreement. Each policy listed in Section 2.19 of the Disclosure Schedule is valid and binding
                 ---------------------------------------
and in full force and effect, no premiums due thereunder have not been paid and neither the Company, any Subsidiary nor the Person to whom such policy has been issued has received any notice of cancellation or termination in respect of any such policy or is in default thereunder. The insurance policies listed in
Section 2.19 of the Disclosure Schedule are placed with financially sound and
---------------------------------------
reputable insurers and, in light of the respective business, operations and Assets and Properties of the Company, are in amounts and have coverages that are reasonable and customary for Persons engaged in such businesses and operations and having such Assets and Properties. Neither the Company nor the Person to whom such policy has been issued has received notice that any insurer under any policy referred to in this Section is denying liability with respect to a claim thereunder or defending under a reservation of rights clause.

     2.20  Affiliate Transactions.  Except as disclosed in Section 2.20 of the
           ----------------------                          -------------------
Disclosure Schedule, there are no intercompany Liabilities between the Company,
-------------------
on the one hand, and Seller, any officer, director or Affiliate of Seller, on the other, (ii) neither Seller nor any such officer, director or Affiliate provides or causes to be provided any assets, services or facilities to the Company, (iii) the Company does not provide or cause to be provided any assets, services or facilities to Seller or any such officer, director or Affiliate and
(iv) the Company does not beneficially own, directly or indirectly, any Investment Assets issued by Seller or any such officer, director or Affiliate.

     2.21  Employees; Labor Relations.  Section 2.21 of the Disclosure Schedule
           --------------------------   ---------------------------------------
contains a list of the name of each officer and employee of the Company at the date hereof, together with each such person's position or function, annual base salary or wages and any incentive or bonus arrangement with respect to such person in effect on such date. Seller has not received any information that would lead it to believe that a material number of such persons will or may cease to be employees, or will refuse offers of employment from Purchaser, because of the consummation of the transactions contemplated by this Agreement.

     2.22  Substantial Customers and Suppliers.  Section 2.23 of the Disclosure
           -----------------------------------   ------------------------------
Schedule lists the ten (10) largest customers of the Company, on the basis of
--------
revenues for goods sold or services provided for the most recently-completed fiscal year.

     2.23  Bank and Brokerage Accounts; Investment Assets.  Section 2.23 of the
           ----------------------------------------------   -------------------
Disclosure Schedule sets forth (a) a true and complete list of the names and
-------------------
locations of all banks, trust companies, securities brokers and other financial institutions at which the Company has an account or safe deposit box or maintains a banking, custodial, trading or other similar relationship; (b) a true and complete list and description of each such account, box and relationship, indicating in each case the account number and the names of the respective officers, employees, agents or other similar representatives of the Company having signatory power with respect thereto; and (c) a list of each Investment Asset, the name of the record and beneficial owner thereof, the location of the certificates, if any, therefor, the maturity date, if any, and any stock or bond powers or other authority for transfer granted with respect thereto.

     2.24  No Powers of Attorney.  The Company does not have any powers of
           ---------------------
attorney or comparable delegations of authority outstanding.

     2.25  Accounts Receivable.  The accounts and notes receivable of the
           -------------------
Company reflected on the balance sheet included in the Financial Statements, and all accounts and notes receivable arising subsequent to December 31, 1996, (i) arose from bona fide sales transactions in the ordinary course of business and are payable on ordinary trade terms, (ii) are legal, valid and binding obligations of the respective debtors enforceable in accordance with their terms, (iii) are not subject to any valid set-off or counterclaim, (iv) do not represent obligations for goods sold on consignment, on approval or on a sale-or-return basis or subject to any other repurchase or return arrangement, (v) are collectible in the ordinary course of business consistent with past practice in the aggregate recorded amounts thereof, net of any applicable reserve reflected in the balance sheet included in the Financial Statements, and (vi) are not the subject of any Actions or Proceedings brought by or on behalf of the Company. Section 2.25 of the Disclosure Schedule sets forth a description of any
         ---------------------------------------
security arrangements and collateral securing the repayment or other satisfaction of receivables of the Company. All steps necessary to render all such security arrangements legal, valid, binding and enforceable, and to give and maintain for the Company, a perfected security interest in the related collateral, have been taken.

     2.26  Inventory.  All inventory of the Company reflected on the balance
           ---------
sheet included in the Financial Statements consisted, and all such inventory acquired since the December 31, 1996 consists, of a quality and quantity usable and salable in the ordinary course of business consistent with past practice, subject to normal and customary allowances in the industry for spoilage, damage and outdated items. Except as disclosed in the notes to the Financial Statements, all items included in the inventory of the Company are the property of the Company, free and clear of any Lien other than Permitted Liens, have not been pledged as collateral, are not held by the Company on consignment from others and conform in all material respects to all standards applicable to such inventory or its use or sale imposed by Governmental or Regulatory Authorities.

     2.27  Brokers.  All negotiations relative to this Agreement and the
           -------
transactions contemplated hereby have been carried out by Seller directly with Purchaser without the intervention of any Person on behalf of Seller in such manner as to give rise to any valid claim by any Person against Purchaser or the Company for a finder's fee, brokerage commission or similar payment, except that Seller and the Company have retained Luntz, Suleiman & Associates, Inc. and Seller shall be solely responsible for and shall pay all fees, costs and expenses related to such engagement.

     2.28  Taxes.  The Company has filed all tax returns which are required to
           -----
have been filed in any jurisdiction, and has paid all Taxes shown to be due and payable on such returns and all other Taxes payable by the Company to the extent the same have become due and payable and before they have become delinquent. The Seller knows of no proposed material assessment for Taxes against the Company and in the opinion of the Seller all liabilities for Taxes are adequately provided for on the books of the Company.

     2.29  NGT Franchise, Inc.  The Company had previously entered into one or
           ------------------
more agreements with NGT Franchise, Inc., an Illinois corporation ("NGT
                                                                    ---
Franchise"), that was owned entirely by Seller and Seller's spouse. All of the
---------
Company's agreements with NGT Franchise have been terminated and are of no further force and effect. The Company has never received any material benefit or monetary compensation from any such arrangement with NGT Franchise. NGT Franchise has been dissolved and is no longer in existence. Prior to NGT Franchise's dissolution, NGT Franchise had no material assets or liabilities.

     2.30  ICII.  Seller owns a 49 percent equity interest in Internet
           ----
Certification Institute International, Ltd, a corporation registered in the Republic of Ireland ("ICII"). Seller's 49 percent equity interest in ICII is
                      ----
duly authorized, validly issued, outstanding, fully paid and nonassessable. The Seller owns its 49 percent equity interest in ICII, beneficially and of record, free and clear of all Liens. There are no outstanding Options with respect to ICII except for the rights of refusal provided for in the ICII Shareholder's Agreement dated June 30, 1997 (the "ICII Shareholders Agreement"). The Seller
                                    ---------------------------
knows of no material liability of ICII that is not adequately provided for on the books of ICII.

     2.31  Disclosure.  All material facts relating to the Business or Condition
           ----------
of the Company have been disclosed to Purchaser in or in connection with this Agreement. No representation or warranty contained in this Agreement, and no statement contained in the Disclosure Schedule or in any certificate, list or other writing furnished to Purchaser pursuant to any provision of this Agreement (including without limitation the Financial Statements and), contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements herein or therein, in the light of the circumstances under which they were made, not misleading.

                                  ARTICLE III

                  REPRESENTATIONS AND WARRANTIES OF PURCHASER

     Purchaser hereby represents and warrants to Seller as follows:

     3.01  Organization.  Purchaser is a corporation duly organized, validly
           ------------
existing and in good standing under the Laws of the State of Nevada. Purchaser has full corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby.

     3.02  Authority.  The execution and delivery by Purchaser of this
           ---------
Agreement, and the performance by Purchaser of its obligations hereunder, have been duly and validly authorized by the

Board of Directors of Purchaser, no other corporate action on the part of Purchaser or its stockholders being necessary. This Agreement has been duly and validly executed and delivered by Purchaser and constitutes a legal, valid and binding obligation of Purchaser enforceable against Purchaser in accordance with its terms.

                                  ARTICLE IV

                              COVENANTS OF SELLER

     Seller covenants and agrees with Purchaser that, at all times from and after the date hereof until the Closing and, with respect to any covenant or agreement by its terms to be performed in whole or in part after the Closing, for the period specified therein or, if no period is specified therein, indefinitely, Seller will comply with all covenants and provisions of this
Article IV, except to the extent Purchaser may otherwise consent in writing.
----------

     4.01  Regulatory and Other Approvals.  Seller will, and will cause the
           ------------------------------
Company to, as promptly as practicable (a) take all commercially reasonable steps necessary or desirable to obtain all consents, approvals or actions of, make all filings with and give all notices to Governmental or Regulatory Authorities or any other Person required of Seller or the Company to consummate the transactions contemplated hereby (b) provide such other information and communications to such Governmental or Regulatory Authorities or other Persons as Purchaser or such Governmental or Regulatory Authorities or other Persons may reasonably request in connection therewith and (c) cooperate with Purchaser in connection with the performance of its obligations hereunder.

     4.02  Investigation by Purchaser.  Seller will, and will cause the Company
           --------------------------
to, (a) provide Purchaser and its officers, directors, employees, agents, counsel, accountants, financial advisors, consultants and other representatives (together "Representatives") with full access, upon reasonable prior notice and
           ---------------
during normal business hours, to all officers, employees, agents and accountants of the Company and its Assets and Properties and Books and Records, and (b) furnish Purchaser and such Representatives with all such information and data (including without limitation copies of Contracts, Benefit Plans and other Books and Records) concerning the business and operations of the Company as Purchaser or any of such Representatives reasonably may request in connection with such investigation.

     4.03  No Solicitations.  Seller will not take, nor will it permit the
           ----------------
Company or any Affiliate of Seller (or authorize or permit any investment banker, financial advisor, attorney, accountant or other Person retained by or acting for or on behalf of Seller, the Company, or any such Affiliate) to take, directly or indirectly, any action to solicit, encourage, receive, negotiate, assist or otherwise facilitate (including by furnishing confidential information with respect to the Company or permitting access to the Assets and Properties and Books and Records of the Company) any offer or inquiry from any Person concerning an Acquisition Proposal. If Seller, the Company, or any such Affiliate (or any such Person acting for or on their behalf) receives from any Person any offer, inquiry or informational request referred to above, Seller will promptly advise such Person, by written notice, of the terms of this Section 4.03 and will
                                                     ------------
promptly, orally and in writing, advise Purchaser of such offer, inquiry or request and deliver a copy of such notice to Purchaser.

     4.04  Conduct of Business.  Seller will cause the Company to conduct
           -------------------
business only in the ordinary course consistent with past practice.

     4.05  Certain Restrictions.  Seller will cause the Company to refrain from:
           --------------------

     (a) Amending its articles of incorporation or by-laws (or other comparable corporate charter documents) or taking any action with respect to any such amendment or any recapitalization, reorganization, liquidation or dissolution of any such corporation;

     (b) Authorizing, issuing, selling or otherwise disposing of any shares of capital stock of or any Option with respect to the Company, or modifying or amending any right of any holder of outstanding shares of capital stock of or Option with respect to the Company;

     (c) Declaring, setting aside or paying any dividend or other distribution in respect of the capital stock of the Company, or directly or indirectly redeeming, purchasing or otherwise acquiring any capital stock of or any Option with respect to the Company;

     (d) Acquiring or disposing of, or incurring any Lien (other than a Permitted Lien) on, any Assets and Properties, other than in the ordinary course of business consistent with past practice;

     (e) (i) Entering into, amending, modifying, terminating (partially or completely), granting any waiver under or giving any consent with respect to (A) any Contract or (B) any material License or (ii) granting any irrevocable powers of attorney;

     (f) Violating, breaching or defaulting under in any material respect, or taking or failing to take any action that (with or without notice or lapse of time or both) would constitute a material violation or breach of, or default under, any term or provision of any License held or used by the Company or any Contract to which the Company is a party or by which any of its Assets and Properties is bound;

     (g)   Incurring Indebtedness in excess of $5,000;

     (h)   Engaging with any Person in any merger or other business combination;

     (i)   Making capital expenditures;

     (j) Writing off or writing down any of the Company's Assets and Properties; or

     (k)   entering into any Contract to do or engage in any of the foregoing.

     4.06  Affiliate Transactions.  Immediately prior to the Closing, all
           ----------------------
Indebtedness and other amounts owing under Contracts between Seller, any officer, director or Affiliate (other than the Company) of Seller, on the one hand, and the Company, on the other, will be paid in full, and Seller will terminate and will cause any such officer, director or Affiliate to terminate each Contract with the Company. Prior to the Closing, the Company will not enter into any Contract or amend or modify any existing Contract, and will not engage in any transaction outside the ordinary course of business consistent with past practice or not on an arm's-length basis, with Seller or any such officer, director or Affiliate.

     4.07  Books and Records.  On the Closing Date, Seller will deliver or make
           -----------------
available to Purchaser at the offices of the Company all of the Books and Records, and if at any time after the Closing Seller discovers in its possession or under its control any other Books and Records, it will forthwith deliver such Books and Records to Purchaser.

     4.08  Noncompetition.
           --------------

     (a) Seller will, for a period of three (3) years from the Closing Date, refrain from, either alone or in conjunction with any other Person, or directly or indirectly through its present or future Affiliates:

     (i) Employing, engaging or seeking to employ or engage any Person who within the prior twenty four (24) months had been an officer or employee of the Company;

     (ii) Causing or attempting to cause (A) any client, customer or supplier of the Company to terminate or materially reduce its business with the Company or (B) any officer, employee or consultant of the Company to resign or sever a relationship with the Company;

     (iii) Disclosing (unless compelled by judicial or administrative process) or using any confidential or secret information relating to the Company or any of their respective clients, customers or suppliers; or

     (iv) Participating or engaging in (other than through the ownership of five percent (5%) or less of any class of securities registered under the Securities Exchange Act of 1934, as amended), or otherwise lending assistance (financial or otherwise) to any Person participating or engaged in, any of the lines of business in which the Company is participating or engaged on the Closing Date in any jurisdiction in which the Company or Purchaser participates or engages in such line of business on the Closing Date.

     (b) The parties hereto recognize that the Laws and public policies of the various states of the United States may differ as to the validity and enforceability of covenants similar to those set forth in this Section. It is the intention of the parties that the provisions of this Section be enforced to the fullest extent permissible under the Laws and policies of each jurisdiction in which enforcement may be sought, and that the unenforceability (or the modification to conform to such Laws or policies) of any provisions of this Section shall not render unenforceable, or impair, the remainder of the provisions of this Section. Accordingly, if any provision of this Section shall be determined to be invalid or unenforceable, such invalidity or unenforceability shall be deemed to apply only with respect to the operation of such provision in the particular jurisdiction in which such determination is made and not with respect to any other provision or jurisdiction.

     (c) The parties hereto acknowledge and agree that any remedy at Law for any breach of the provisions of this Section would be inadequate, and Seller hereby consents to the granting by any court of an injunction or other equitable relief, without the necessity of actual monetary loss being proved, in order that the breach or threatened breach of such provisions may be effectively restrained.

     4.09  Notice and Cure.  Seller will notify Purchaser in writing (where
           ---------------
appropriate, through updates to the Disclosure Schedule) of, and contemporaneously will provide Purchaser with true and complete copies of any and all information or documents relating to, and will use all commercially reasonable efforts to cure before the Closing, any event, transaction or circumstance, as soon as practicable after it becomes known to Seller, occurring after the date of this Agreement that causes or will cause any covenant or agreement of Seller under this Agreement to be breached or that renders or will render untrue any representation or warranty of Seller contained in this Agreement as if the same were made on or as of the date of such event, transaction or circumstance. No notice given pursuant to this Section shall have any effect on the representations, warranties, covenants or agreements contained in this Agreement for purposes of determining satisfaction of any condition contained herein or shall in any way limit Purchaser's right to seek indemnity under Article VIII.
      ------------

     4.10  Fulfillment of Conditions.  Seller will take all commercially
           -------------------------
reasonable steps necessary or desirable and proceed diligently and in good faith to satisfy each condition to the obligations of Purchaser contained in this Agreement and will not, and will not permit the Company or any Subsidiary to, take or fail to take any action that could reasonably be expected to result in the nonfulfillment of any such condition.

     4.11  Employment Agreement.  Seller will on or before closing enter into an
           --------------------
employment agreement with Purchaser substantially in the form of Exhibit B
                                                                 ---------
hereto (the "Employment Agreement").
             --------------------

     4.12  Taxes.  Seller will pay all Taxes (including interest and penalties),
           -----
other than Taxes imposed on the income of Purchaser, which may be payable in respect of the execution and delivery of this Agreement or of the sale and delivery of any of the Shares or of any amendment of, or waiver or consent under or with respect to, this Agreement and will hold Purchaser and all subsequent holders of the Shares harmless against any loss or liability resulting from nonpayment or delay in payment of any such Taxes.

     4.13 Covenants with respect to ICII.  Within two (2) Business Days of
          ------------------------------
Closing, Seller shall deliver, on behalf of himself and on behalf of ICII, written notices to ICII and its shareholders, pursuant to the ICII Shareholders' Agreement, with respect to Seller's intent to transfer his 49 percent equity interest in ICII to the Company for $500,000.00, and Seller shall provide copies of such notices to Purchaser and its counsel. From and after the Closing, Seller shall use his best efforts to obtain a waiver and consent from ICII and its shareholders with respect to such transfer. Within 60 days of the Closing, if either (a) Seller shall have obtained such waivers and consents or (b) ICII and its shareholders shall have failed to timely exercise their rights under the ICII Shareholders Agreement, Seller shall immediately transfer his 49 percent equity interest in ICII to the Company for $500,000.00 in immediately available funds. In the event Seller fails to obtain such waivers and consents or ICII or its shareholders exercise their rights under the ICII Shareholders Agreement within 60 days of the Closing, neither Purchaser nor the Company shall have any further obligation to Seller with respect to such interest. Seller shall deliver such evidence, as Prosoft and its counsel deem reasonably necessary, of the transfer of the Seller's ownership in ICII to the Company and the other matters set forth in this Section 4.13.
                  ------------

                                   ARTICLE V

                    CONDITIONS TO OBLIGATIONS OF PURCHASER

     The obligations of Purchaser hereunder to purchase the Shares are subject to the fulfillment, at or before the Closing, of each of the following conditions (all or any of which may be waived in whole or in part by Purchaser in its sole discretion):

     5.01  Representations and Warranties.  Each of the representations and
           ------------------------------
warranties made by Seller in this Agreement (other than those made as of a specified date earlier than the Closing Date) shall be true and correct in all material respects on and as of the Closing Date as though such representation or warranty was made on and as of the Closing Date, and any representation or warranty made as of a specified date earlier than the Closing Date shall have been true and correct in all material respects on and as of such earlier date.

     5.02  Performance.  Seller shall have performed and complied with, in all
           -----------
material respects, each agreement, covenant and obligation required by this Agreement to be so performed or complied with by Seller at or before the Closing.

     5.03  Orders and Laws.  There shall not be in effect on the Closing Date
           ---------------
any Order or Law restraining, enjoining or otherwise prohibiting or making illegal the consummation of any of the transactions contemplated by this Agreement or which could reasonably be expected to otherwise result in a material diminution of the benefits of the transactions contemplated by this Agreement to Purchaser, and there shall not be pending on the Closing Date any Action or Proceeding in, before or by any Governmental or Regulatory Authority which could reasonably be expected to result in the issuance of any such Order or the enactment, promulgation or deemed applicability to Purchaser, the Company, any Subsidiary or the transactions contemplated by this Agreement of any such Law.

     5.04  Regulatory Consents and Approvals.  All consents, approvals and
           ---------------------------------
actions of, filings with and notices to any Governmental or Regulatory Authority necessary to permit Purchaser and Seller to perform their obligations under this Agreement and to consummate the transactions contemplated hereby (a) shall have been duly obtained, made or given, (b) shall be in form and substance reasonably satisfactory to Purchaser, (c) shall not be subject to the satisfaction of any condition that has not been satisfied or waived and (d) shall be in full force and effect, and all terminations or expirations of waiting periods imposed by any Governmental or Regulatory Authority necessary for the consummation of the transactions contemplated by this Agreement shall have occurred.

     5.05  Third Party Consents.  All consents (or in lieu thereof waivers) to
           --------------------
the performance by Purchaser and Seller of their obligations under this Agreement or to the consummation of the transactions contemplated hereby as are required under any Contract to which Purchaser, Seller, the Company or any Subsidiary is a party or by which any of their respective Assets and Properties are bound (a) shall have been obtained, (b) shall be in form and substance reasonably satisfactory to Purchaser, (c) shall not be subject to the satisfaction of any condition that has not been satisfied or waived and (d) shall be in full force and effect, except where the failure to obtain any such consent (or in lieu thereof waiver) could not reasonably be expected, individually or in the aggregate with other such failures, to materially adversely affect Purchaser or the Business or Condition of the Company or otherwise result in a material diminution of the benefits of the transactions contemplated by this Agreement to Purchaser.

     5.06  Opinion of Counsel.  Purchaser shall have received the opinion of
           ------------------
Heslin & Rothenberg, P.C., counsel to Seller and the Company, dated the Closing Date, substantially in the form and to the effect of Exhibit A hereto.
                                                     ---------

     5.07  Resignations of Directors and Officers.  Such members of the boards
           --------------------------------------
of directors and such officers of the Company as are designated in a written notice delivered at least two (2) Business Days prior to the Closing Date by Purchaser to Seller shall have tendered, effective at the Closing, their resignations as such directors and officers.

     5.08  Proceedings.  All proceedings to be taken on the part of Seller in
           -----------
connection with the transactions contemplated by this Agreement and all documents incident thereto shall be reasonably satisfactory in form and substance to Purchaser, and Purchaser shall have received copies of all such documents and other evidences as Purchaser may reasonably request in order to establish the consummation of such transactions and the taking of all proceedings in connection therewith.

     5.09  Employment Agreement.  Seller shall have duly executed and delivered
           --------------------
the Employment Agreement to Purchaser.

     5.10  NGT Franchise.  The Company shall have terminated any and all
           -------------
contracts or other agreements between it and NGT Franchise, and the Seller shall have provided documents evidencing such terminations to Purchaser, in form and substance satisfactory to Purchaser and its counsel. NGT Franchise shall have been dissolved, and the Seller shall have provided documents evidencing such dissolution to Purchaser, in form and substance satisfactory to Purchaser and its counsel.

                                  ARTICLE VI

                      CONDITIONS TO OBLIGATIONS OF SELLER

     The obligations of Seller hereunder to sell the Shares are subject to the fulfillment, at or before the Closing, of each of the following conditions (all or any of which may be waived in whole or in part by Seller in its sole discretion):

     6.01  Representations and Warranties.  Each of the representations and
           ------------------------------
warranties made by Purchaser in this Agreement shall be true and correct in all material respects on and as of the Closing Date as though such representation or warranty was made on and as of the Closing Date.

     6.02  Performance.  Purchaser shall have performed and complied with, in
           -----------
all material respects, each agreement, covenant and obligation required by this Agreement to be so performed or complied with by Purchaser at or before the Closing.

                                  ARTICLE VII

       SURVIVAL OF REPRESENTATIONS, WARRANTIES, COVENANTS AND AGREEMENTS

     7.01  Survival of Representations, Warranties, Covenants and Agreements.
           -----------------------------------------------------------------
Notwithstanding any right of Purchaser (whether or not exercised) to investigate the affairs of the Company or any right of any party (whether or not exercised) to investigate the accuracy of the representations and warranties of the other party contained in this Agreement, Seller and Purchaser have the right to rely fully upon the representations, warranties, covenants and agreements of the other contained in this Agreement. The representations, warranties, covenants and agreements of

Seller and Purchaser contained in this Agreement will survive the Closing indefinitely and the covenants and agreements contained herein will survive until sixty (60) days after the expiration of all applicable statutes of limitation (including all periods of extension, whether automatic or permissive) with respect to matters covered thereby.

                                 ARTICLE VIII

                                INDEMNIFICATION

     8.01  Indemnification.
           ---------------

     (a) Seller shall indemnify the Purchaser Indemnified Parties in respect of, and hold each of them harmless from and against, any and all Losses suffered, incurred or sustained by any of them or to which any of them becomes subject, resulting from, arising out of or relating to any breach of representation or warranty or nonfulfillment of or failure to perform any covenant or agreement on the part of Seller contained in this Agreement. Seller shall also indemnify the Purchaser Indemnified Parties in respect of, and hold each of them harmless from and against, any and all Losses suffered, incurred or sustained by any of them or to which any of them becomes subject, resulting from, arising out of or relating to any liability of (i) ICII accruing prior to the Closing Date or (ii) NGT Franchise.

     (b) Purchaser shall indemnify the Seller Indemnified Parties in respect of, and hold each of them harmless from and against, any and all Losses suffered, incurred or sustained by any of them or to which any of them becomes subject, resulting from, arising out of or relating to any breach of representation or warranty or nonfulfillment of or failure to perform any covenant or agreement on the part of Purchaser contained in this Agreement.

                                  ARTICLE IX

                                  DEFINITIONS

     9.01  Definitions.
           -----------

     (a)   Defined Terms.  As used in this Agreement, the following defined
           -------------
terms have the meanings indicated below:

     "Acquisition Proposal" means any proposal for a merger or other business
      --------------------
combination to which the Company is a party or the direct or indirect acquisition of any equity interest in, or a substantial portion of the assets of the Company, other than the transactions contemplated by this Agreement.

     "Actions or Proceedings" means any action, suit, proceeding, arbitration or
      ----------------------
Governmental or Regulatory Authority investigation or audit.

     "Affiliate" means any Person that directly, or indirectly through one of
      ---------
more intermediaries, controls or is controlled by or is under common control with the Person specified. For purposes of this definition, control of a Person means the power, direct or indirect, to direct or cause the direction of the management and policies of such Person whether by Contract or otherwise and, in any event and without limitation of the previous sentence, any Person owning ten percent (10%) or more of the voting securities of another Person shall be deemed to control that Person.

     "Agreement" means this Stock Purchase Agreement and the exhibits and the
      ---------
schedules hereto and the certificates delivered in accordance herewith, as the same shall be amended from time to time.

     "Assets and Properties" of any Person means all assets and properties of
      ---------------------
every kind, nature, character and description (whether real, personal or mixed, whether tangible or intangible, whether absolute, accrued, contingent, fixed or otherwise and wherever situated), including the goodwill related thereto, operated, owned or leased by such Person, including without limitation cash, cash equivalents, Investment Assets, accounts and notes receivable, chattel paper, documents, instruments, general intangibles, real estate, equipment, inventory, goods and Intellectual Property.

     "Benefit Plan" means any Plan established by the Company, or any
      ------------
predecessor or Affiliate of any of the foregoing, existing at the Closing Date or prior thereto, to which the Company contributes or has contributed, or under which any employee, former employee or director of the Company or any beneficiary thereof is covered, is eligible for coverage or has benefit rights.

     "Books and Records" means all files, documents, instruments, papers, books
      -----------------
and records relating to the Business or Condition of the Company, including without limitation financial statements, tax returns and related work papers and letters from accountants, budgets, pricing guidelines, ledgers, journals, deeds, title policies, minute books, stock certificates and books, stock transfer ledgers, Contracts, Licenses, customer lists, computer files and programs, retrieval programs, operating data and plans and environmental studies and plans.

     "Business Day" means a day other than Saturday, Sunday or any day on which
      ------------
banks located in the States of Illinois and Texas are authorized or obligated to close.

     "Business or Condition of the Company" means the business, condition
      ------------------------------------
(financial or otherwise), results of operations, Assets and Properties and prospects of the Company taken as a whole.

     "Closing" means the closing of the transactions contemplated by Section
      -------                                                        -------
1.03.
----

     "Closing Date" means (a) January 2, 1998, provided, that the consents,
      ------------
approvals, actions, filings, notices or waiting periods described herein or related hereto have been obtained, made or given or have expired, as applicable, on or before the fifth Business Day prior to such date or (b) such other date as Purchaser and Seller mutually agree upon in writing.

     "Code" means the Internal Revenue Code of 1986, as amended, and the rules
      ----
and regulations promulgated thereunder.

     "Common Stock" means the common stock, par value $1.00 per share, of the
      ------------
Company.

     "Company" has the meaning ascribed to it in the forepart of this Agreement.
      -------

     "Contract" means any agreement, lease, license, evidence of Indebtedness,
      --------
mortgage, indenture, security agreement or other contract (whether written or oral).

     "Defined Benefit Plan" means each Benefit Plan which is subject to Part 3
      --------------------
of Title I of ERISA, Section 412 of the Code or Title IV of ERISA.

     "Disclosure Schedule" means the record delivered to Purchaser by Seller
      -------------------
herewith and dated as of the date hereof, containing all lists, descriptions, exceptions and other information and materials as are required to be included therein by Seller pursuant to this Agreement.

     "Employment Agreement" has the meaning ascribed to it in Section 4.11.
      --------------------                                    ------------

     "ERISA" means the Employee Retirement Income Security Act of 1974, as
      -----
amended, and the rules and regulations promulgated thereunder.

     "ERISA Affiliate" means any Person who is in the same controlled group of
      ---------------
corporations or who is under common control with Seller or, before the Closing, the Company or any Subsidiary (within the meaning of Section 414 of the Code).

     "Financial Statements" means the financial statements of the Company
      --------------------
delivered to Purchaser pursuant to Section 2.07.
                                   ------------

     "GAAP" means generally accepted accounting principles, consistently applied
      ----
throughout the specified period and in the immediately prior comparable period.

     "Governmental or Regulatory Authority" means any court, tribunal,
      ------------------------------------
arbitrator, authority, agency, commission, official or other instrumentality of the United States, any foreign country or any domestic or foreign state, county, city or other political subdivision.

     "Indebtedness" of any Person means all obligations of such Person (i) for
      ------------
borrowed money, (ii) evidenced by notes, bonds, debentures or similar instruments, (iii) for the deferred purchase price of goods or services (other than trade payables or accruals incurred in the ordinary course of business),
(iv) under capital leases and (v) in the nature of guarantees of the obligations described in clauses (i) through (iv) above of any other Person.

     "Indemnified Party" means any Person claiming indemnification under any
      -----------------
provision of Article VIII.
             ------------

     "Indemnifying Party" means any Person against whom a claim for
      ------------------
indemnification is being asserted under any provision of Article VIII.
                                                         ------------

     "Intellectual Property" means all patents and patent rights, trademarks and
      ---------------------
trademark rights, trade names and trade name rights, service marks and service mark rights, service names and service name rights, brand names, inventions, processes, formulae, copyrights and copyright rights, trade dress, business and product names, logos, slogans, trade secrets, industrial models, processes, designs, methodologies, computer programs (including all source codes) and related documentation, technical information, manufacturing, engineering and technical drawings, know-how and all pending applications for and registrations of patents, trademarks, service marks and copyrights.

     "Investment Assets" means all debentures, notes and other evidences of
      -----------------
Indebtedness, stocks, securities (including rights to purchase and securities convertible into or exchangeable for other securities), interests in joint ventures and general and limited partnerships, mortgage loans and other investment or portfolio assets owned of record or beneficially by the Company or any Subsidiary and issued by any Person other than the Company (other than trade receivables generated in the ordinary course of business of the Company).

     "IRS" means the United States Internal Revenue Service.
      ---

     "Knowledge of Seller" or "Known to Seller" means the knowledge of Seller or
      -------------------      ---------------
any officer, director or employee of the Company.

     "Laws" means all laws, statutes, rules, regulations, ordinances and other
      ----
pronouncements having the effect of law of the United States, any foreign country or any domestic or foreign state, county, city or other political subdivision or of any Governmental or Regulatory Authority.

     "Liabilities" means all Indebtedness, obligations and other liabilities of
      -----------
a Person (whether absolute, accrued, contingent, fixed or otherwise, or whether due or to become due).

     "Licenses" means all licenses, permits, certificates of authority,
      --------
authorizations, approvals, registrations, franchises and similar consents granted or issued by any Governmental or Regulatory Authority.

     "Liens" means any mortgage, pledge, assessment, security interest, lease,
      -----
lien, adverse claim, levy, charge or other encumbrance of any kind, or any conditional sale Contract, title retention Contract or other Contract to give any of the foregoing.

     "Loss" means any and all damages, fines, fees, penalties, deficiencies,
      ----
losses and expenses (including without limitation interest, court costs, fees of attorneys, accountants and other experts or other expenses of litigation or other proceedings or of any claim, default or assessment).

     "Option" with respect to any Person means any security, right,
      ------
subscription, warrant, option, "phantom" stock right or other Contract that gives the right to (i) purchase or otherwise receive or be issued any shares of capital stock of such Person or any security of any kind convertible into or exchangeable or exercisable for any shares of capital stock of such Person or
(ii) receive or exercise any benefits or rights similar to any rights enjoyed by or accruing to the holder of shares of capital stock of such Person, including any rights to participate in the equity or income of such Person or to participate in or direct the election of any directors or officers of such Person or the manner in which any shares of capital stock of such Person are voted.

     "Order" means any writ, judgment, decree, injunction or similar order of
      -----
any Governmental or Regulatory Authority (in each such case whether preliminary or final).

     "Permitted Lien" means (i) any Lien for Taxes not yet due or delinquent or
      --------------
being contested in good faith by appropriate proceedings for which adequate reserves have been established in accordance with GAAP, (ii) any statutory Lien arising in the ordinary course of business by operation of Law with respect to a Liability that is not yet due or delinquent and (iii) any minor imperfection of title or similar Lien which individually or in the aggregate with other such Liens does not materially impair the value of the property subject to such Lien or the use of such property in the conduct of the business of the Company or any Subsidiary.

     "Person" means any natural person, corporation, general partnership,
      ------
limited partnership, proprietorship, other business organization, trust, union, association or Governmental or Regulatory Authority.

     "Plan" means any bonus, incentive compensation, deferred compensation,
      ----
pension, profit sharing, retirement, stock purchase, stock option, stock ownership, stock appreciation rights, phantom stock, leave of absence, layoff, vacation, day or dependent care, legal services, cafeteria, life, health, accident, disability, workmen's compensation or other insurance, severance, separation or other employee benefit plan, practice, policy or arrangement of any kind, whether written or oral, including, but not limited to, any "employee benefit plan" within the meaning of
Section 3(3) of ERISA.

     "Purchase Price" has the meaning ascribed to it in Section 1.02.
      --------------                                    ------------

     "Purchaser" has the meaning ascribed to it in the forepart of this
      ---------
Agreement.

     "Purchaser Shares" has the meaning ascribed to it in Section 1.02.
      ----------------                                    ------------

     "Purchaser Indemnified Parties" means Purchaser and its officers,
      -----------------------------
directors, employees, agents and Affiliates.

     "Qualified Plan" means each Benefit Plan which is intended to qualify under
      --------------
Section 401 of the Code.

     "Representatives" has the meaning ascribed to it in Section 4.02.
      ---------------                                    ------------

     "Seller" has the meaning ascribed to it in the forepart of this Agreement.
      ------

     "Seller Indemnified Parties" means Seller and its officers, directors,
      --------------------------
employees, agents and Affiliates.

     "Shares" has the meaning ascribed to it in the forepart of this Agreement.
      ------

     "Subsidiary" means any Person in which the Company, directly or indirectly
      ----------
through Subsidiaries or otherwise, beneficially owns more than fifty percent (50%) of either the equity interests in, or the voting control of, such Person.

     "Taxes" means any tax, fee, levy, charge, or other amount assessed by or
      -----
payable to any Governmental or Regulatory Authority, including without limitation any interest, penalty, or other amount related thereto.

     (a)  Construction of Certain Terms and Phrases. Unless the context of this
          -----------------------------------------
Agreement otherwise requires, (i) words of any gender include each other gender;
(ii) words using the singular or plural number also include the plural or singular number, respectively; (iii) the terms "hereof," "herein," "hereby" and derivative or similar words refer to this entire Agreement; (iv) the terms "Article" or "Section" refer to the specified Article or Section of this Agreement; and (v) the phrases "ordinary course of business" and "ordinary course of business consistent with past practice" refer to the business and practice of the Company or a Subsidiary. Whenever this Agreement refers to a number of days, such number shall refer to calendar days unless Business Days are specified. All accounting terms used herein and not expressly defined herein shall have the meanings given to them under GAAP.

                                   ARTICLE X

                                 MISCELLANEOUS

     10.01  Notices.  All notices, requests and other communications hereunder
            -------
must be in writing and will be deemed to have been duly given only if delivered personally or by facsimile transmission or mailed (first class postage prepaid) to the parties at the following addresses or facsimile numbers:

     If to Purchaser, to:

     Uday O. Pabrai
     1523 Monarch Circle
     Naperville, IL 60564
     Facsimile No.:

     with a copy to:

     Heslin & Rothenberg, P.C.
     5 Columbia Circle
     Albany, NY 12203
     Facsimile No.:  (518) 452-5579
     Attn:  Michael J. Bendel, Esq.

     If to Seller, to:

     Prosoft I-Net Solutions, Inc.
     3001 Bee Caves Road, Suite 220
     Austin, TX 78746
     Facsimile No.:  (512) 328-5237
     Attn:  Brooks Corbin
            Eric Richardson, Esq.

     with a copy to:

     Nida & Maloney, P.C.
     800 Anacapa Street
     Santa Barbara, CA 93101
     Facsimile No.: (805) 568-1955
     Attn:  C. Thomas Hopkins, Esq.

All such notices, requests and other communications will (i) if delivered personally to the address as provided in this Section, be deemed given upon delivery, (ii) if delivered by facsimile transmission to the facsimile number as provided in this Section, be deemed given upon i, and (iii) if delivered by mail in the manner described above to the address as provided in this Section, be deemed given upon receipt (in each case regardless of whether such notice, request or other communication is received by any other Person to whom a copy of such notice, request or other communication is to be delivered pursuant to this Section). Any party from time to time may change its address, facsimile number or other information for the purpose of notices to that party by giving notice specifying such change to the other party hereto.

     10.02  Entire Agreement.  This Agreement supersedes all prior discussions
            ----------------
and agreements between the parties with respect to the subject matter hereof, including without limitation that certain letter of intent between the parties dated December 7, 1997, and contains the sole and entire agreement between the parties hereto with respect to the subject matter hereof.

     10.03  Expenses.  Except as otherwise expressly provided in this Agreement,
            --------
whether or not the transactions contemplated hereby are consummated, each party will pay its own costs and expenses, and Seller shall pay the costs and expenses of the Company, incurred in connection with the negotiation, execution and closing of this Agreement and the transactions contemplated hereby.

     10.04  Public Announcements.  At all times at or before the Closing, Seller
            --------------------
and Purchaser will not issue or make any reports, statements or releases to the public or generally to the employees, customers, suppliers or other Persons to whom the Company sells goods or provides services or with whom the Company otherwise has significant business relationships, with respect to this Agreement or the transactions contemplated hereby without the consent of the other, which consent shall not be unreasonably withheld. If either party is unable to obtain the approval of its public report, statement or release from the other party and such report, statement or release is, in the opinion of legal counsel to such party, required by Law in order to discharge such party's disclosure obligations, then such party may make or issue the legally required report, statement or release and promptly furnish the other party with a copy thereof. Purchaser may without obtaining Seller's approval, issue one or more press releases following the Closing announcing the consummation of the transactions contemplated by this Agreement.

     10.05  Confidentiality.  Each party hereto will hold, and will use its best
            ---------------
efforts to cause its Affiliates, and their respective Representatives to hold, in strict confidence from any Person (other than any such Affiliate or Representative), unless (i) compelled to disclose by judicial or administrative process (including without limitation in connection with obtaining the necessary approvals of this Agreement and the transactions contemplated hereby of Governmental or Regulatory Authorities) or by other requirements of Law or (ii) disclosed in an Action or Proceeding brought by a party hereto in pursuit of its rights or in the exercise of its remedies hereunder, all documents and information concerning the other party or any of its Affiliates furnished to it by the other party or such other party's Representatives in connection with this Agreement or the transactions contemplated hereby, except to the extent that such documents or information can be shown to have been (a) previously known by the party receiving such documents or information, (b) in the public domain (either prior to or after the furnishing of such documents or information hereunder) through no fault of such receiving party or (c) later acquired by the receiving party from another source if the receiving party is not aware that such source is under an obligation to another party hereto to keep such documents and information confidential; provided that following the Closing the foregoing restrictions will not apply to Purchaser's use of documents and information concerning the Company furnished by Seller hereunder. In the event the transactions contemplated hereby are not consummated, upon the request of the other party, each party hereto will, and will cause its Affiliates and their respective Representatives to, promptly redeliver or cause to be redelivered all copies of documents and information furnished by the other party in connection with this Agreement or the transactions contemplated hereby and destroy or cause to be destroyed all notes, memoranda, summaries, analyses, compilations and other writings related thereto or based thereon prepared by the party furnished such documents and information or its Representatives.

     10.06  Waiver.  Any term or condition of this Agreement may be waived at
            ------
any time by the party that is entitled to the benefit thereof, but no such waiver shall be effective unless set forth in a written instrument duly executed by or on behalf of the party waiving such term or condition. No waiver by any party of any term or condition of this Agreement, in any one or more instances, shall be deemed to be or construed as a waiver of the same or any other term or condition of this Agreement on any future occasion. All remedies, either under this Agreement or by Law or otherwise afforded, will be cumulative and not alternative.

     10.07  Amendment.  This Agreement may be amended, supplemented or modified
            ---------
only by a written instrument duly executed by or on behalf of each party hereto.

     10.08  No Third Party Beneficiary.  The terms and provisions of this
            --------------------------
Agreement are intended solely for the benefit of each party hereto and their respective successors or permitted assigns, and it is not the intention of the parties to confer third-party beneficiary rights upon any other Person other than any Person entitled to indemnity under Article VIII.
                                            ------------

     10.09  No Assignment; Binding Effect.  Neither this Agreement nor any
            -----------------------------
right, interest or obligation hereunder may be assigned by any party hereto without the prior written consent of the other party hereto and any attempt to do so will be void, except (a) for assignments and transfers by operation of Law and (b) that Purchaser may assign any or all of its rights, interests and obligations hereunder (including without limitation its rights under Article
                                                                     -------
VIII) to a wholly-owned subsidiary. Subject to the preceding sentence, this
----
Agreement is binding upon, inures to the benefit of and is enforceable by the parties hereto and their respective successors and assigns. Notwithstanding this
Section 10.09 and the restrictions set forth in Section 1.02 hereof, in the
-------------                                   ------------
event of Seller's death, all right, title and interest of Seller in the Purchaser Shares may be transferred to a successor or assign of Seller (or by operation of intestate laws).

     10.10  Headings.  The headings used in this Agreement have been inserted
            --------
for convenience of reference only and do not define or limit the provisions hereof.

     10.11  Consent to Jurisdiction and Service of Process.  Each party hereby
            ----------------------------------------------
irrevocably submits to the non-exclusive jurisdiction of the federal and state courts located in Austin, Texas in any such action, suit or proceeding arising out of or relating to this Agreement or any of the transactions contemplated hereby, provided, however, that such consent to jurisdiction is solely for the
        --------  -------
purpose referred to in this Section 10.11 and shall not be deemed to be a
                            -------------
general submission to the jurisdiction of said courts or in the State of Texas other than for such purpose. Each party hereby irrevocably waives, to the fullest extent permitted by Law, any objection that it may now or hereafter have to the laying of the venue of any such action, suit or proceeding brought in such a court and any claim that any such action, suit or proceeding brought in such a court has been brought in an inconvenient forum. Nothing herein shall affect the right of any party to serve process in any other manner permitted by Law or to commence legal proceedings or otherwise proceed against the other in any other jurisdiction.

     10.12  Invalid Provisions.  If any provision of this Agreement is held to
            ------------------
be illegal, invalid or unenforceable under any present or future Law, and if the rights or obligations of any party hereto under this Agreement will not be materially and adversely affected thereby, (a) such provision will be fully severable, (b) this Agreement will be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part hereof, and (c) the remaining provisions of this Agreement will remain in full force and effect and will not be affected by the illegal, invalid or unenforceable provision or by its severance herefrom.

     10.13  Governing Law.  This Agreement shall be governed by and construed in
            -------------
accordance with the Laws of the State of Texas applicable to a Contract executed and performed in such State, without giving effect to the conflicts of laws principles thereof.

     10.14  Counterparts.  This Agreement may be executed in two or more
            ------------
counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument. Signatures may be exchanged by telecopy, with original signatures to follow. Each of the parties hereto agrees that it will be bound by its own telecopied signature and that it accepts the telecopied signatures of the other parties to this Agreement. The original signature pages shall be forwarded to the Purchaser or its counsel and the Purchaser or its counsel will provide all of the parties hereto with a copy of the entire Agreement.

     IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by the duly authorized officer of each party hereto as of the date first above written.

PURCHASER:                            PROSOFT I-NET SOLUTIONS, INC.,
                                      a Nevada corporation

                                      By:_______________________________________
                                        Name:
                                        Title:


SELLER:                               __________________________________________
                                      UDAY O. PABRAI, in his individual capacity